EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 and Form S‑8 listed below of Johnson Controls International plc of our report dated November 23, 2016, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of reporting the Automotive Experience business as a discontinued operation, the change in classification of debt issuance costs and the change in segment performance measure discussed in Note 1 to these consolidated financial statements, as to which the date is February 23, 2017, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 8‑K.

1.	Registration Statement on Post-Effective Amendment Form S-8 to Form S-4 (Registration No. 333-210588)

2.	Registration Statement on Form S-8 (Registration No. 333-213508)

3.	Registration Statement on Form S-8 (Registration No. 333-200320)

4.	Registration Statement on Form S-8 (Registration No. 333-185004)

5.	Registration Statement on Form S-8 (Registration No. 333-107489)

6.	Registration Statement on Form S-8 (Registration No. 333-113943)

7.	Registration Statement on Form S-3 (Registration No. 333-200314-02)

8.	Registration Statement on Form S-3 (Registration No. 333-215863)

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 23, 2017